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                       ADMINISTRATIVE SERVICES AGREEMENT
                       ---------------------------------

        Agreement dated February 26, 1987 by and between SAFEGUARD SCIENTIFICS, INC., a Pennsylvania corporation ("Safeguard") and SANCHEZ COMPUTER ASSOCIATES, INC., a Pennsylvania corporation ("Sanchez").

                                  Background
                                  ----------

        A. Sanchez is engaged in the design, development, marketing and support of computer products for use in the financial services industry.

        B. Safeguard Scientifics (Delaware), Inc., a Safeguard subsidiary ("SSI Delaware"), has agreed to purchase shares of the Common Stock, no par value, of Sanchez and Sanchez has agreed to commence an offering to holders of Safeguard common stock of rights to purchase additional shares of the Common Stock, no par value, of Sanchez (the "Rights Offering") as set forth in and subject to the applicable terms and conditions of the Common Stock, Warrants & Rights Agreement (the "Purchase Agreement") among Sanchez, Safeguard and SSI Delaware.

        C. Sanchez desires that Safeguard provide certain support services to assist Sanchez in its development, subject to the terms and conditions hereinafter set forth.

                                  Agreements
                                  ----------

        NOW, THEREFORE, the parties hereto, in consideration of the premises and intending to be legally bound, agree as follows:

        1.  Services.  Safeguard agrees to provide (either directly or
            --------
indirectly through its subsidiaries) to Sanchez for the term specified herein administrative support services and access to the broad management experience of the corporate management staff of Safeguard. Such services include consultation in regard to general management, investor relations, financial management, human resource management, legal services, insurance programs administration, and tax research and planning. Nothing herein will be construed to require Safeguard to provide any services under this Agreement which


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cannot reasonably be provided by Safeguard's management and corporate staff in light of its other commitments. The services of director designates of Safeguard on the Sanchez Board of Directors will be furnished to Sanchez without additional charge.

        2.  Outside Services.  Safeguard may provide or make arrangements for
            ----------------
certain services and benefits outside the scope of Section 1 at the request of Sanchez. The foregoing may involve, among other thing, various types of insurance programs and various legal, accounting and other matters requiring outside professional services. To the extent Safeguard will incur obligations for Sanchez in connection with such services and benefits, Sanchez will pay to Safeguard or to the provider of such services, in addition to the fee provided in Section 3, the actual and identifiable costs of such services and benefits. Safeguard will submit to Sanchez a monthly statement of all such sums due in accordance with the provisions of this Paragraph and each such statement will be paid by Sanchez within 30 days after the delivery of such statement to Sanchez.

        3.  Fee.  In consideration of the services to be provided by Safeguard,
            ---
Sanchez will pay Safeguard, during the term of this Agreement, a fee (the "Services Fee") as follows:

                                 Each Quarter
                                 ------------
                          4/1/87 - 3/31/88:  $12,500
                          4/1/88 - 3/31/89:  $18,750
                          4/1/89 - 3/31/91:  $25,000

The Services Fee for each year will be subject to reduction in the event that 1 1/2% of Sanchez's sales for that year, as determined in its audited fiscal year financial statements, is less than the Services Fee. The amount of any such reduction will be credited against future Services Fee payments; provided that if no further payments are due, the amount of the reduction will be paid to Sanchez. All fees are payable within 30 days of the commencement of each quarter.

        4.  Term.  This Agreement will be effective as of the date of execution,
            ----
will extend through and include March 31, 1991 and will continue to be effective thereafter


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on a quarterly basis, subject to termination on March 31, 1991 or on the final day of any quarter thereafter, by delivery of written notice to such effect by either party to the other no later than the final day of the preceding quarter.

     5. Miscellaneous. (a) Nothing herein will be construed to relieve the
        -------------
directors or officers of Sanchez from the performance of their respective duties or limit the exercise of their powers in accordance with the Articles of Incorporation or By-Laws of Sanchez, any applicable provisions of the Business Corporation Law of the Commonwealth of Pennsylvania, or otherwise. The activities of Sanchez will at all times be subject to the control and direction of its Board of Directors and officers.

        (b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may not be amended or modified except by the written agreement of the parties hereto.

        (c) This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer on any other person other than the parties hereto, or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        (d) This Agreement and any rights or obligations pursuant hereto will not be assignable by either party hereto without written consent of the other party.

        (e) Nothing in this Agreement will be deemed to constitute the parties hereto joint venturers, partners or participants in an unincorporated or other separate entity.

        (f) Sanchez acknowledges that the services to be provided by Safeguard under Section 2.6 of the Purchase Agreement, for which compensation other than the Services Fee is to be paid, are distinct and separate from those to be provided by Safeguard under this Agreement.

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        IN WITNESS WHEREOF, Safeguard Scientifics, Inc. and Sanchez Computer
Associates, Inc. have caused this Agreement to be executed in their respective corporate names by an officer thereunto duly authorized, all as of the date first above written.



                                        SAFEGUARD SCIENTIFICS, INC.



                                        By: [SIGNATURE APPEARS HERE]
                                           ----------------------------
                                            Vice President


                                        SANCHEZ COMPUTER ASSOCIATES, INC.



                                        By: [SIGNATURE APPEARS HERE]
                                           --------------------------------
                                            President